Exhibit 10.2

PROMISSORY NOTE

USD $666,666	July 15, 2014

This Promissory Note (this “Note”) was issued as of the date set forth above (the “Issuance Date”). FOR VALUE RECEIVED, the undersigned, Navidea Biopharmaceuticals Inc., a Delaware corporation (the “Maker”), promises to pay to the order of R-NAV, LLC, a Delaware limited liability company or its assigns (together with any subsequent holder of this Note, the “Holder”), the principal sum of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($666,666.00) or, if less, the portion thereof that remains outstanding, in accordance with the payment terms set forth herein. This Note is made by the Maker pursuant to that certain Series A Preferred Unit Purchase Agreement of even date herewith by and among the Maker, the Holder and certain other parties (the “Purchase Agreement”). This Note is the “Navidea Note” referred to in the Purchase Agreement.

1.            Payments of Principal and Interest. The outstanding principal amount of this Note shall initially bear interest at a rate of interest equal to thirty one hundredths of one percent (0.31%) per annum, compounded annually; provided, that from and after the occurrence of an Event of Default until the unpaid principal balance of this Note is paid in full, interest shall accrue on the unpaid principal balance of this Note at twelve percent (12%) per annum, compounded monthly. The initial Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($333,333.00) of the principal sum and all interest under this Note accrued through such date shall be due and payable by the Maker to the Holder on July 15, 2015 (the “First Payment Date”). All remaining amounts, including the remaining Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($333,333.00) of the principal sum and all interest under this Note accrued through such date shall be due and payable by the Maker to the Holder on July 15, 2016 (the “Maturity Date”).

2.            Application of Payments. All payments shall be applied first to interest then due and payable, if any, and any balance shall be applied in reduction of principal. The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All interest rates herein provided shall be calculated on the basis of a 365-day year.

3.            Events of Default; Acceleration of Note. The entire remaining outstanding principal balance hereof, and all outstanding accrued and unpaid interest thereon, shall immediately accelerate and become due, owing and payable (without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind or any action by Holder, all of which are hereby expressly waived by the Maker) upon the occurrence of any of the following (each an “Event of Default”):

(a)            the failure by Maker to pay the amounts due hereunder on the First Payment Date or the Maturity Date, as applicable; or

(b)            a material breach by Maker of any of the covenants, obligations, representations or warranties contained in this Note, and such default continues for a period of 10 days after written notice to Borrower; or

(c)            any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Maker or its assets, in an aggregate amount in excess of $1,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days; or

(d)            (i) any default shall occur with respect to any one or more items of indebtedness aggregating in excess of $10,000,000 which is issued, assumed, borrowed, owed or guaranteed by the Maker, and such default is not cured within 60 days or results in the acceleration of the maturity thereof and (ii) either (A) such default would cause a material breach under the Navidea License (as defined in the Purchase Agreement) or (B) be reasonably likely to impair Maker’s ability to pay any amounts outstanding under this Note; or

(e)            the Maker shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its assets, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action authorizing any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in the following clause (f) hereof; or

(f)            a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Maker or any substantial part of its assets, or a proceeding described in clause (e)(v) above shall be instituted against any the Maker, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(g)            any of the following occurs: (i) a consolidation, merger or reorganization of Maker with or into any other entity in which the holders of Maker’s outstanding voting equity securities immediately before such transaction do not, immediately after such transaction, retain an equity interest representing at least a majority of the voting power of the entity surviving such transaction, (ii) a sale, conveyance, exchange or transfer of all or substantially all of the assets of Maker and its subsidiaries on a consolidated basis, or (iii) a sale of Maker’s equity securities in a single transaction or a series of related transactions, with the result that the holders of Maker’s outstanding voting equity securities immediately before the first such related transaction do not, immediately after the last such related transaction, retain an equity interest representing at least a majority of the voting power of Maker.

4.            Prepayment. The Maker may prepay the principal balance of this Note, together with any interest owing thereon, in whole or, from time to time, in part, without penalty.

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5.            Payments. Each payment of principal, interest and any other sum owed under this Note shall be made in United States Dollars and immediately available funds by 2:00 p.m., Dallas, Texas time, at the address for the Holder set forth on the signature page to this Note, or at such other location as is specified by notice from the Holder to the Maker (or by wire of immediately available funds to such account as is specified by notice from the Holder to the Maker not less than three (3) days prior to the payment date). If any payment of principal, interest or any other sum owed under this Note shall be due on a day other than a business day, then such payment shall be made on the next succeeding business day.

6.            Transfer. No obligation hereunder may be assigned (by operation of law or otherwise) by Maker or assumed by another individual or entity without the prior written consent of the Holder, and any attempt to do so will be void. Subject to the preceding sentence, this Note shall be binding upon, shall inure to the benefit of and shall be enforceable by the Holder, Maker and their respective successors and assigns. The Holder may assign this Note and its rights hereunder, in whole or in part, to any persons or entities without any consent of Maker (and any subsequent “Holder(s)” may thereafter also further assign this Note and rights hereunder without any consent of Maker).

7.            Special Remedy. At any time after the occurrence of an Event of Default, the Holder may in its sole discretion, in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, elect in its sole discretion to terminate, cancel and cause the forfeiture by the Maker of Series A Preferred Units (as defined in the Purchase Agreement) held by the Maker as of the occurrence of an Event of Default, as provided in this Section.

(a)            At any time, and from time to time, after an Event of Default, if the Holder wishes to exercise the special remedy provided by this Section, the Holder shall notify the Maker in writing that the Holder is exercising such right, which notice shall specify the number of Series A Preferred Units held by the Maker that are being cancelled, terminated and forfeited by the Maker. For each such Series A Preferred Unit so cancelled, terminated and forfeited, the aggregate amount owing under this Note to the Holder shall be reduced by $1.00 (as such number is proportionately adjusted for Series A Preferred Unit splits, combinations and dividends after the date of this Note affecting the number of outstanding Series A Preferred Units); provided, that the maximum number of Series A Preferred Units that Holder may elect to cancel, terminate and have forfeited hereunder shall not exceed the difference between (i) 666,666 (as such number is proportionately adjusted for Series A Preferred Unit splits, combinations and dividends after the date of this Note affecting the number of outstanding Series A Preferred Units) and (ii) the quotient obtained by dividing the aggregate principal amount paid by Maker hereunder by $1.00 (as such number is proportionately adjusted for Series A Preferred Unit splits, combinations and dividends after the date of this Note affecting the number of outstanding Series A Preferred Units). For the avoidance of doubt, if the Holder exercises this special remedy (including where it exercises for the maximum number of Units permitted by the proviso in the preceding sentence), but amounts still remain owing under this Note thereafter (whether accrued interest, expenses or otherwise), such remaining amounts shall remain outstanding and constitute continued indebtedness of the Maker due and owing under this Note. Further, Holder may exercise this special remedy as many times as it may desire, subject to the maximum limitation specified above.

(b)            Immediately upon delivery of any such notice, the resulting cancellation, termination and forfeiture of the specified number of Series A Preferred Units shall automatically be deemed to occur, without any requirement of any further action of Maker or the Holder, and thereafter the Maker shall not have any further rights with respect to such Series A Preferred Units of any sort or nature. Notwithstanding the foregoing, if requested by the Holder the Maker will return to the Holder any Unit certificate(s) representing Series A Preferred Units held by the Maker, so that the Holder may reflect such cancellation, termination and forfeiture by decreasing the number of Units represented by such certificate(s) accordingly. The Maker hereby agrees from time to time to promptly execute any and all such other documentation as the Holder may reasonably request to evidence and effect any cancellation, termination and forfeiture pursued by the Holder hereunder, or to otherwise give effect to the intended special remedy of the Holder hereunder.

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(c)            Maker hereby agrees that it will, at all times until this Note is indefeasibly repaid in full, retain and hold at least 666,666 Series A Preferred Units (as such number is proportionately adjusted for Series A Preferred Unit splits, combinations and dividends after the date of this Note affecting the number of outstanding Series A Preferred Units) or such lesser number of shares as may be redeemable under this Section 7, as determined in accordance with Section 7(a) above, so that Holder may elect to use this special remedy if it so chooses. Maker further agrees that it shall not pledge, grant a security interest in, or otherwise transfer or assign any beneficial ownership interest in such number of Series A Preferred Units until this Note is indefeasibly repaid in full. The foregoing is in addition to all other transfer restrictions applicable to Maker under other agreements to which it is party (and those under applicable law).

(d)            The Holder’s rights and remedies provided herein are cumulative and are in addition to any rights and remedies available to the Holder at law or in equity. In no event shall Holder be required to pursue this special remedy unless it wishes to do so. Holder shall always retain the right to pursue payment in full of this Note in cash. Finally, the Maker hereby irrevocably agrees and acknowledges that the amount of indebtedness that is deemed satisfied by the cancellation, termination and forfeiture of a Series A Preferred Unit (i.e., $1.00 per Unit, subject to potential adjustment as explicitly provided above) has been finally and conclusively agreed by Maker and Holder, and shall be given effect even if a Series A Preferred Unit at the time of any such cancellation, termination and forfeiture has a higher fair market value (as this special remedy and the $1.00 price utilized herein were integral terms to the original issuance of Series A Preferred Units to the Maker pursuant to the Purchase Agreement in exchange for delivery of this Note to Holder, and the Holder would not have accepted this Note, or issued such Units, without this special right on these terms).

8.            Subordination.  Pursuant to the terms of the Subordination Agreement dated July __, 2014 between Oxford and R-NAV, LLC (the “Subordination Agreement”) all indebtedness and obligations of Maker and rights of Holder under this Note are expressly subordinate to all indebtedness and obligations of Maker to Oxford Finance LLC (“Oxford”) in its capacity as agent for certain lenders, as described in the Subordination Agreement.  The obligations of Maker and rights of Holder under this Note are also expressly subordinate to all obligations and indebtedness of Maker (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future, to Platinum-Montaur Life Sciences, LLC (“Platinum”) under the Loan Agreement, dated July 25, 2012 (as amended as of June 25, 2013 and March 4, 2014), between Maker and Platinum.

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9.            Miscellaneous.

(a)            This Note may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. The rights of Holder and obligations of Maker under this Note may only be waived by an executed written waiver delivered by the Holder to Maker. Any failure by Holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

(b)            The Maker hereby represents and warrants to the Holder, and hereby agrees with Holder, that (i) this Note constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, and (ii) Maker has the absolute and unrestricted right, power and authority to execute and deliver this Note, and has the absolute and unrestricted right, power and authority to perform its obligations hereunder, including its obligation to pay all amounts due hereunder when due whether by acceleration or otherwise, without breach or violation of any contract or restriction of any type or nature. Maker is not subject to, and will not enter into, any credit agreement, intercreditor agreement or other agreement or covenant of any type, in any case, that purports to restrict, limit or prohibit Maker from paying any amounts under this Note to Holder when due, whether by acceleration or otherwise.

(c)            The Maker acknowledges that the obligations of Maker to Holder under this Note are full recourse.

(d)            The Maker hereby (i) waives demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of acceleration, notice of protest and any lack of diligence or delay in collection or the filing of suit hereon, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment hereof, and (ii) hereby consents to any and all renewals, extensions, indulgences, releases or waives demand, presentment, protest, dishonor and notice of dishonor.

(e)            The Maker agrees to pay upon demand all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Holder in collecting or attempting to collect under this Note after an Event of Default, including in pursuing its rights to cancel, terminate and cause the forfeiture of Series A Preferred Units as provided above.

(f)            It is the intent of the Maker and the Holder that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of that which may be lawfully paid by the Maker and received by the Holder under the law applicable to this Note. Accordingly, in no event shall the rate or amount of interest due or payable under this Note exceed the maximum rate or amount of interest allowed by applicable law, and in the event any excess amount is paid by the Maker or received by the Holder, the excess amount shall be credited as a payment of principal or returned to the Maker, at the election of the Maker upon written notice to the Holder. The foregoing shall be the Holder’s sole obligation and the Maker’s exclusive remedy in such an event.

(g)            Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

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(h)            This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. The Maker hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Purchase Agreement. The Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. FURTHER, THE MAKER AGREES THAT THE HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE MAKER IN A COURT IN ANY LOCATION TO ENABLE THE HOLDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE HOLDER. THE MAKER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE HOLDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE.

(i)            EACH PARTY HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE OR ANY RELATED MATTER AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(j)            The provisions of this Note are severable, and the invalidity or unenforceability of one or more of the provisions of this Note shall not affect or impair the validity or enforceability of the remaining terms hereof.

(k)            In case the Note shall be mutilated, lost, stolen, or destroyed, the Maker shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated instrument or in lieu of and substitution for the instrument lost, stolen or destroyed, a new note or other document of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction; the affidavit of the Holder, without bond but with promise of indemnity, shall be satisfactory.

(l)            Any notices or consents required or permitted by this Note shall be in writing and shall be deemed delivered as specified for the giving of notices under the Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first set forth above.

Navidea Biopharmaceuticals Inc.

		By:	/s/ Brent L. Larson
		Name:	Brent L. Larson
		Title:	Executive Vice President & CFO

ACKNOWLEDGED AND AGREED:

R-NAV, LLC

By:	/s/ Gilbert Gonzales
Name:	Gilbert Gonzales
Title:	Chief Executive Officer

Navidea Biopharmaceuticals, Inc.

Signature Page to Promissory Note